Exhibit 99.2

Biond Photonics, Inc.

Balance Sheets

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS

Current Assets
Cash	$158,454	$38,302
Total Current Assets	158,454	38,302

Property and Equipment	119,344	115,888
Deposits	80,865	-

Total Assets	$358,663	$154,190

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts Payable	$3,456	$2,886
Accrued expenses	21,571	8,407
Advances from officers	11,616	16,616
Notes Payable to officers	120,000	120,000
Total Current Liabilities	156,643	147,909

Long-Term Liabilities
SAFE Notes	210,000	-
Total Long-Term Liabilities	210,000	-

Total Liabilities	366,643	147,909

Commitments and Contingencies

Stockholders’ Equity (Deficit)
Common Stock no par value, 10,000,000 shares authorized, 2,525,252 shares issued and outstanding	20,202	20,000
Accumulated Deficit	(28,182)	(13,719)
Total Stockholders’ Equity (Deficit)	(7,980)	6,281

Total Liabilities and Stockholders Equity (Deficit)	$358,663	$154,190

The accompanying notes are an integral part of these financials

Biond Photonics, Inc.

Statements of Operations

For the three months ended March 31, 2021 and 2020

	Three Months Ended
	March 31, 2021	March 31, 2020
	(Unaudited)	(Unaudited)

Revenue	$-	$-

Operating Expenses	12,163	(48)

Other Income (Expenses)
Interest Expense	(1,500)	-
Total Other Expenses	(1,500)	-

Loss before provision for Income Taxes	(13,663)	(48)

Provision for income tax	(800)	-

Net Loss	$(14,463)	$(48)

Basic and Diluted Loss Per Share	$(0.01)	$(0.00)

Weighted average common shares outstanding - basic and diluted	2,515,432	0

The accompanying notes are an integral part of these financials

Biond Photonics, Inc.

Statement of Stockholders’ Equity (Deficit)

For the three months ended March 31, 2021

(Unaudited)

	Common Stock		Accumulated	Total Stockholders’
	Shares	Amount	Deficit	Equity (Deficit)

Balance, December 31, 2020	2,500,000	$20,000	$(13,719)	$6,281

Issuance of shares of common stock for Cash	25,252	202		202

Net Loss			(14,463)	(14,463)

Balance, March 31, 2021	2,525,252	$20,202	$(28,182)	$(7,980)

The accompanying notes are an integral part of these financials

Biond Photonics, Inc.

Statements of Cash Flows

For the three months ended March 31, 2021 and 2020

	Three Months Ended
	March 31, 2021	March 31, 2020
	(Unaudited)	(Unaudited)
Operating activities
Net Loss	$(14,463)	$(48)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in accounts payable	570
Change in accrued expenses	13,164
Change in Deposits	(80,865)
Net cash used in operating activities	(81,594)	(48)

Investing activities
Property and Equipment	(3,456)
Net cash used in investing activities	(3,456)	-

Financing activities
Proceeds from Common Stock	202
Proceeds from SAFE Notes	205,000
Net cash provided by Financing activities	205,202	-

Net change in cash	120,152	(48)

Cash, beginning of period	38,302	206

Cash, end of period	$158,454	$158

Supplemental Disclosures
Advances from officer converted into		-
SAFE notes	$5,000	-

The accompanying notes are an integral part of these financials

NOTE 1 – THE COMPANY

Biond Photonics, Inc. (“Biond” or the “Company”), is a California C Corporation, incorporated on February 28th, 2019. The Company filed the articles of incorporation of a General Stock Corporation with the secretary of state under the laws of the State of California.

Biond is headquartered in Santa Barbara, California. The Company is engaged in the research and development of infrared (IR) optical sensors to disrupt the market for IR sensors and using its proprietary technology aims to produce a much higher performance alternative to today’s low-cost sensors at much lower prices than would otherwise be possible. The focus of the Company will be the image sensor markets which is currently a 30Bn market with initial efforts to penetrate the 3D imaging and sensing (mobile & consumer, defense & aerospace, industrial, medical, auto) and lidar (robotic vehicles, ADAS vehicles, topography, wind, industrial) markets.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The financial statements reflect all adjustments, consisting of normal and recurring adjustments, which in the opinion of management, are considered necessary to present fairly the financial position at March 31, 2021 and the results of operations and cash flows of the Company for the three months ended March 31, 2021 and March 31, 2020. The accompanying financial information should be read in conjunction with the financial statements and notes thereto as of and for the year ended December 31, 2020 presented elsewhere in this document, from which the December 31, 2020 balance sheet has been derived. Interim results are not necessarily indicative of the results that may be expected for the year ending December 31, 2021.

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity.

Going Concern

The Company incurred a net loss of $14,463 for the quarter ended March 31, 2021. In addition, the Company is in the research and development stage and has not generated revenue to date. In order to support its operations, the Company will require additional infusions of cash from the sale of equity instruments or the issuance of debt instruments, or the commencement of profitable revenue generating activities. If adequate funds are not available or are not available on acceptable terms, the Company’s ability to fund its operations, develop or enhance its sensors in the future or respond to competitive pressures would be significantly limited. Such limitations could require the Company to curtail, suspend or discontinue parts of its business plan.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Basic Net Loss Per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. In October 2020, 1,250,000 shares were issued to each of the two founders. During the three months ended March 31, 2021, 25,252 shares were issued to Steven Denbaars, an advisor with the company.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Fair Value of Financial Instruments

As defined in Financial Accounting Standards Board (“FASB”) ASC Topic No. 820, “Fair Value Measurements and Disclosures” (“ASC 820”), fair values is the price that would be received to sell an asset or paid to transfer the liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses the market or income approach. Based on this approach, the Company utilizes certain assumptions about the risk inherent in the inputs to the valuation technique. These inputs can be readily observable, market-corroborated or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observability of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and the reliability of the information used to determine fair values. As a basis for considering these assumptions, ASC 820 defines a three-tier value hierarchy that prioritizes the inputs used in the valuation methodologies in measuring fair value.

Level 1 – Unadjusted quoted prices in active, accessible market for identical assets or liabilities

Level 2 – Other inputs that are directly or indirectly observable in the marketplace

Level 3 – Unobservable inputs which are supported by little or no market activity

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The carrying values of the Company’s cash, accounts payable, accrued expenses and advances from officers approximate their fair value due to the relatively short maturity of these items. The carrying amounts reported for debt obligations approximate fair value due to the effective interest rate of these obligations reflecting the Company’s current borrowing rate.

Concentration of Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Property and Equipment

Property, equipment and improvements are reported at historical cost, net of accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or the asset’s useful life are capitalized. When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized.

As of March 31, 2021, the Company has one capitalized construction in progress asset which will be used for the production of their sensors. The asset is not currently in use and will continue to receive capitalized improvements until it is ready to use. Once commissioned and properly setup, the property and equipment will be depreciated using the straight-line method over their estimated useful life of 5 years.

Cash and Cash Equivalents

The Company considers cash in banks, deposits in transit, and highly liquid debt instruments purchased with original maturities of three months or less to be cash and cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company’s accounts are insured by the FDIC but at times may exceed federally insured limits.

Income Taxes

The Company is expected to have net operating loss carryforwards that it can use to offset a certain amount of taxable income in the future. The Company is currently analyzing the amount of loss carryforwards that will be available to reduce future taxable income. The resulting deferred tax assets will be offset by a valuation allowance due to the uncertainty of its realization. The primary difference between income tax expense attributable to continuing operations and the amount of income tax expense that would result from applying domestic federal statutory rates to income before income taxes relates to the recognition of a valuation allowance for deferred income tax assets.

The Company has adopted FASB ASC 740-10, “Income Taxes” which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not as a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a Company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for the three months ended March 31, 2021 and 2020. The Company’s net operating loss carryforwards are subject to IRS examination until they are fully utilized, and such tax years are closed.

The Company will file tax returns in the U.S. federal jurisdiction and the state of California. The Company’s federal and state return form are subject to review by the taxing authorities. The Company is not currently under examination by any taxing authority, nor has it been notified of an impending examination.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires all leases to be recognized in the balance sheet. ASU 2016-02 is effective for annual reporting periods beginning after March 15, 2021; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach. The Company has entered into a lease as of the end of the quarter which will be effective as of April 1, 2021.

In April 2016, the FASB issued AS 2016-10, Revenue from Contracts with Customers (Topic 606), which amends certain aspects of the Board’s new revenue standard, ASU 201-09, Revenue from Contracts with Customers.  The Company does not currently generate revenue.

NOTE 3 – PROPERTY AND EQUIPMENT

Property, equipment and improvements as of March 31, 2021 consisted of the following:

Equipment	$119,344

Less: accumulated depreciation and amortization	(0)

Equipment, net	$119,344

NOTE 4 – ADVANCES FROM OFFICERS

During the year ended December 31, 2020, in an effort to carry the Company forward with limited cash flow, two officers provided advances to pay for miscellaneous Company expenses. During the three months ended March 31, 2021, $5,000 of these advances was converted into SAFE notes (see note 5). The balance of advances was $11,616 and $16,616 on March 31, 2021 and December 31, 2020, respectively.

NOTE 5 – NOTES PAYABLE AND SAFE NOTES

The Company entered into two $60,000 promissory notes on October 27, 2020 from Jonathan Klamkin, Cofounder, Director and CEO; and Lee McCarthy, Cofounder, Director, interim CFO and COO. The notes bear simple interest at an annual rate of 5% and mature December 31, 2021. As of March 31, 2021, the notes have incurred $2,500 in interest. The purpose of the notes was to provide working capital for the business to bridge the Company through the upcoming transaction and to cover the costs of the acquisition of the equipment.

On February 5, 2021, the Company issued Simple Agreement for Future Equity (“SAFE”) Notes to Investors for a total of $210,000 (including the $5,000 of advances from an officer).

NOTE 6 – STOCKHOLDERS EQUITY

Authorized Shares

The Company’s Articles of Incorporation authorize the issuance of only one class of shares of stock. The total number of shares which this corporation is authorized to issue is 10,000,000 shares of no par value common stock.

Issued and Vested Shares

On October 27th, 2020, the board through unanimous written consent issued 1,250,000 shares of common stock to the Director and CEO Jonathan Klamkin and 1,250,000 shares of common stock to Director, interim CFO and COO Lee McCarthy. The shares follow a restricted repurchase option schedule where 250,000 shares were fully vested at as of October 27th, 2020 and the remaining 1,000,000 shares vest monthly over the following 4 years. The unvested shares may be repurchased by the Company, at the Company’s option, within 90 days after termination.

During the quarter ended March 31, 2021 the Company issued 25,252 shares of common stock to Mr. Steven P. DenBaars who will be serving as an advisor to the Corporation, for a cash consideration of $202. These shares vest over a four-year period. Unvested shares are subject to a repurchase by the company at its option.

NOTE 7 – RELATED PARTIES

The Company’s advances and notes payable are from the officers/cofounders. At the time when the Company needed funds for working capital, the business decided it would be easier to look internally for these funds rather than through banks. See Note 4 and Note 5.

NOTE 8 – SUBSEQUENT EVENTS

Beginning April 01, 2021, the Company began leasing a new office space in Goleta, California. The lease calls for a base monthly rent of $13,013.75 with a CPI escalation over the initial base rent over the term of the lease. The lease matures on March 31,2026 with the option to renew the lease with reasonable notice.

Beginning April 01, 2021, the Company began subleasing a portion of their new office space on a month-to-month basis.

On April 13th, 2021 the Company engaged with Montrose Capital for an Alternative Public Offering (“APO”) to complete a reverse merger as early as June 25, 2021, which was the target date set by the board of directors.

On June 5, 2021, we issued 20,000 shares of common stock pursuant to an advisory agreement.

On June 10, 2021, we issued an aggregate of 511,278 shares of common stock pursuant to three individual Advisory Agreements, which includes an additional 164,108 shares to Mr. DenBaars.

On June 10, 2021, we issued an aggregate of 99,414 shares of common stock pursuant to an Omnibus Equity Agreement, pursuant to which each of the signatories pursuant thereto agreed to convert his/her shares issuable under his/her respective Simple Agreements for Future Equity agreements into shares of the Company’s common stock at the close of the Merger.

On June 10, 2021, the Company entered into an amended advisor agreement with Mr. Steven P. DenBaars to issue an additional 164,108 for the consideration amount of $2,461.62 to take on additional advisor duties. Mr. DenBaars was also appointed to the Board of Directors.